National Research Council	Conseil national de recherches	Master Collaborative
Canada	Canada	Research Agreement

BETWEEN:	NATIONAL RESEARCH COUNCIL OF CANADA
whose head office address is:

1200 Montreal Road
Ottawa, Ontario K1A 0R6	(called “NRC”)

AND:	LEXARIA CANPHARM CORP.
a corporation under the laws of Canada
whose address is:

156 Valleyview Road
Kelowna, British Columbia V1X 3M4	(called the “Collaborator”)

(Collectively known as the “Parties”)

WHEREAS the Parties have common interests in the development of specialty and functional ingredients for differentiated consumer markets involving functional food, nutrition, and health and wellness applications;

WHEREAS the Parties share expertise in fatty acid chemistry, product formulation and functional ingredient characterization, most notably cannabinoids and related active ingredients;

WHEREAS the Parties recognize that this common interest creates a foundation for a strategic collaborative R&D relationship; and

WHEREAS the Parties wish to enter into a Master Collaborative Research Agreement (the “Agreement”) to establish the terms and conditions which will govern the collaboration.

NOW THEREFORE, in consideration of the mutual covenants hereunder, the Parties agree as follows:

1.

This Agreement concerns scientific research and development, called the "Collaboration", described as: Joint investigation of technical challenges and new opportunities associated with lipophilic active ingredient compositions. The Collaboration includes:

(a)

Development of specific Projects to explore solutions for the technical challenges surrounding commercialization of LAA-BEA formulations, both those common to the industry as a whole and those specific to Collaborator’s proprietary processes;

(b)	Improvement of expertise and capacity in the area of ingredient formulation for improved function of cannabinoids and related high value bioactives; and

(c)	Identification and exploration of innovative new technologies and applications of mutual interest to NRC and Collaborator.

2.

The Collaborator chooses to work with NRC because of NRC's unique capabilities, and does not expect NRC to perform work that would be in competition with Canadian firms. The name of NRC, or any reference to NRC, shall not be used in promotional activities of the Collaborator without NRC's prior written consent.

3.

The Parties will contribute to the Collaboration by the performance of specific R&D projects (“Projects”) developed in line with the attached “ANNEX PO: Project Objectives and Overview” or by payments, or both.

4.

Both Parties will contribute to the development of Projects based on mutual interest and objectives. Specific terms of each Project will be negotiated on a per Project basis; each Project shall be defined in a Project Annex (“PA”). Each PA will be in the form attached as Appendix 1 (“Project Annex”) and Appendix 2 (“Statement of Work and Deliverables”) and will be approved jointly by the Parties. Each PA is hereby incorporated herein by reference and made a part of this Agreement once duly signed by an authorized representative of each Party. A PA can only be amended by a written amendment signed by an authorized representative of each Party.

5.	This Agreement is subject to the terms in the attached “Annex GC: General Conditions”.

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6.	The total price of the Collaboration is not to exceed $250,000 plus applicable taxes.

7.	The Collaborator shall pay to NRC in cash a total sum not to exceed $125,000 to be paid in accordance with individual PA. The Collaborator shall also pay applicable taxes. *

8.	NRC shall make a co-investment to the Collaboration by performing, at its own cost, work described in the Statement of Work and Deliverables of applicable PA at a total value not to exceed $125,000.

9.

This Agreement shall become effective on the date the Agreement is signed by both Parties and expires on June 29, 2018 (“Expiry Date”) unless terminated earlier. This Agreement shall remain in force relative to any PA in progress at the Expiry Date until those PA are completed or otherwise terminated. The following terms and conditions shall survive the termination or expiration of this Agreement:

(a)	payment obligations which accrued while this Agreement was in force, or upon its termination, and the interest provisions of this Agreement;

(b)	the terms and conditions with respect to Intellectual Property which are found in the attached Annex IU entitled “Annex IU: Intellectual Property” that forms part of this Agreement; and

(c)

terms and conditions with respect to exclusion of certain liability, limited warranties, and dispute resolution, all of which are found in the attached General Conditions that form part of this Agreement.

10.

This Agreement shall be interpreted according to the laws of the Province of Ontario and the laws of Canada in force there. Subject to Article GC-15, for any litigation concerning this Agreement, including litigation arising from arbitration, the parties hereby irrevocably and unconditionally attorn to the exclusive jurisdiction of the Courts of the Province of Ontario, and all courts competent to hear appeals therefrom. The parties expressly exclude any conflict of laws rules or principles that might refer disputes under this Agreement to the laws of another jurisdiction.

11.

This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one valid and binding Agreement. A facsimile copy or portable document format (PDF) copy of an executed counterpart signature page will be as valid as an originally executed counterpart for purposes of signing this Agreement.

SIGNED by the Collaborator in duplicate at Kelowna, British Columbia, Canada

LEXARIA CANPHARMCORP.

Date:		Per:
	(dd-month-yyyy)		John Docherty, President

SIGNED by NRC in duplicate at Ottawa, Ontario, Canada

NATIONAL RESEARCH COUNCIL OF CANADA

Date:		Per:
	(dd-month-yyyy)		Dr. Roman Szumski, Vice-President, Life Sciences

________________________________

*	Sales Tax (GST or similar) : NRC registration number 121 491 807
Quebec Sales Tax : NRC registration number 1006 178 088

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ANNEX GC: GENERAL CONDITIONS

GC-2

INTERPRETATION OF AGREEMENT: This Agreement supersedes all prior communications, negotiations and agreements concerning the Collaboration. No amendment or waiver of terms in this Agreement, including the annexes thereto, is effective unless it is in writing, signed by all Parties. In case of inconsistency between this Agreement and any PA, this Agreement prevails. No forbearance by a Party implies any broader, continuing, or future forbearance. If a court finds part of this Agreement invalid, the remainder is valid in accordance with its most reasonable interpretation. This Agreement does not create a relationship of agency, employment, partnership, or joint venture.

GC-3

ASSIGNMENT: This Agreement, and any licence granted pursuant to it, is personal to the Parties, so that neither its assignment, nor its assumption by a corporation formed by amalgamation of a Party with a third party, is valid except by written consent of all Parties, which consent shall not be unreasonably withheld.

GC-4

EXCLUSION OF CERTAIN LIABILITY: No Party shall be liable for failure or delay in performance caused by circumstances beyond its reasonable control, or for incorrectness or inaccuracy of data supplied, advice given, or opinions expressed. No claim may be made for indirect, consequential, or incidental damages.

GC-5

LIMITED WARRANTIES: Each Party warrants that it will conduct the Collaboration work in a professional manner conforming to generally accepted practices for scientific research and development. However, because of the nature of such work, no specific result is promised.

5.1	No Party warrants that technical information conveyed in the deliverables does not infringe the rights of third parties under a present or future patent.

5.2

No Party warrants the validity of patents under which rights may be granted pursuant to this Agreement, or makes any representation as to the scope of patents or that those inventions may be exploited without infringing the rights of others.

GC-6

VISITS: Subject to reasonable notice of the number and names and status of personnel, including employees, students and other persons working on behalf of another Party and other requirements under this Agreement, a Party may, in its discretion, permit visits to its premises by one or more of another Party's personnel, if relevant to the Collaboration and not likely to interfere with regular operations.

GC-7

TERMINATION FOR COST OVERRUNS: Following notification by one Party that costs expressed as estimates for a specific PA will be exceeded by more than 10%, if the Parties do not amend the PA within sixty (60) days, then upon the expiration of that period the specific PA shall be terminated. Upon such termination:

(a)	each Party shall pay the other Party any costs pre-dating the effective date of the termination that were intended to be reimbursable under the PA;

(b)	any licence or option granted under the PA to any Party is also terminated;

(c)

confidentiality obligations of each Party regarding the information that is part of its Arising IP under the PA are terminated, both Parties continuing to be bound by all other confidentiality obligations under this Agreement.

GC-7	TERMINATION FOR CAUSE: This Agreement or any PA under this Agreement may be terminated for cause as follows:

(a)

by either Party if the other Party defaults in performance of any obligation under this Agreement or any PA and fails to cure the default within thirty (30) days after receipt of written notice of default, and termination will take effect at the expiration of the cure period;

(b)	by NRC forthwith if the other Party becomes bankrupt or has a receiver appointed to continue its operations, or passes a resolution for winding up;

(c)	by NRC forthwith if the other Party has made a false or misleading representation or warranty;

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Canada	Canada	Research Agreement

(d)	upon termination for cause:

(i)	in the case of termination of this Agreement, all PA shall terminate concurrently;

(ii)	each Party shall pay the other Party any costs pre-dating the effective date of the termination that were intended to be reimbursable under this Agreement or a PA;

(iii)	the defaulting Party shall also pay the terminating Party any incurred costs that result directly from the cancellation of obligations and from uncancellable obligations;

(iv)	any licence or option granted under this Agreement or a PA to the defaulting Party is terminated;

(v)

confidentiality obligations of each Party regarding the information that is part of its Arising IP are terminated, both Parties continuing to be bound by all other confidentiality obligations under this Agreement or a PA.

GC-8	EARLY TERMINATION OF A PA: Early termination of a PA by either Party shall not affect the ongoing validity of this Agreement or any other PA hereunder.

GC-9

NOTICES: Any notice related to this Agreement, including a notice of change of address, must be sent to the addresses stated at the beginning of this Agreement, either by registered mail, which is deemed to be effective notice five days after mailing, or by courier or facsimile, which are effective notices only when acknowledged by a courier's delivery receipt or by a specific non-automatic return facsimile transmission.

GC-10

CONDITIONS: The other Party agrees that if there is any research work in the Collaboration involving human subjects, human tissues, laboratory animals, or animal tissues, it shall not proceed without prior approval of NRC’s Human Subjects Research Ethics Committee or Animal Care Committee and shall not be conducted in contravention of the respective Committee’s conditions of approval.

GC-11

NO BRIBES: The other Party represents and warrants to NRC that no bribe, gift, reward, benefit or other inducement has been or will be paid, given, promised or offered directly or indirectly to any federal government official or employee or to a member of the family of such person, with a view to influencing the entry into this Agreement or the administration of this Agreement.

GC-12	NO DIRECT BENEFIT: The other Party represents and warrants to NRC that the following individuals shall not derive a direct benefit from this Agreement:

(a)	a current or former public office holder who is not in compliance with the Conflict of Interest Act, 2006, c.9, s.2;

(b)	a current or former member of the House of Commons who is not in compliance with the Conflict of Interest Code for Members of the House of Commons;

(c)	a current or former public servant who is not in compliance with the Values and Ethics Code for the Public Service;or

(d)	a current or former NRC employee who is not in compliance with NRC’s Conflict of Interest Policy.

GC-13	NO MISREPRESENTATION: The other Party represents and warrants to NRC that it, including its Directors, officers, employees or agents, has made no material misrepresentation, whether by omission or commission, with a view to the obtaining of this Agreement.

GC-14	NO CONTINGENCY FEE: The other Party represents and warrants to NRC that it has not directly or indirectly paid or agreed to pay and that it will not directly or indirectly pay a contingency fee for the solicitation, negotiation or obtaining of this Agreement to any person, other than an employee acting in the normal course of the employee’s duties. In this section, “contingency fee” means any payment or other compensation that depends or is calculated based on the degree of success in soliciting, negotiating or obtaining this Agreement and “person” includes any individual who is required to file a return with the registrar pursuant to the Lobbying Act, R.S.C.,1985,c. 44 (4th Supplement) as amended.

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GC-15

PERSONNEL: The other Party shall be liable for the actions of its personnel, including its employees, contractors, agents or students and shall ensure that while working on NRC premises, they are required to comply with the following requirements:

(a)

regulations, policies and directives that NRC may adopt from time to time to address access to NRC facilities and activities thereon, and without limiting the generality of the foregoing, regulations, policies and directives addressing:

(i)	protection of confidential information;

(ii)	information management and information technology (IM/IT);

(iii)	harassment and code of conduct in NRC facilities;

(iv)	protection of safety and health of NRC employees, the other Party’s personnel and others; and

(v)	security and emergency procedures;

(b)	any and all security policies that the Government of Canada may promulgate from time to time including:

(i)

any and all security conditions and requirements NRC may request from time to time including, without limitation, undergoing a security screening, which may include a fingerprint check and if, following a security screening, an employee of the Collaborator is unable to obtain or maintain a level of security clearance that, in the sole opinion of NRC, is adequate, such employee of the Collaborator will be denied access to NRC facilities and IT Resources;

(ii)	the requirement to display an identification badge as a condition of access to NRC facilities with or without restrictions on hours of access;

(iii)

restrictions on access to NRC’s IT Resources; “NRC’s IT Resources” include, but are not limited to, all computers, telecommunications systems, workstations, PCs, laptops, storage, software, peripheral devices, servers, network equipment, transmission equipment, Remote Access Systems, and internal and external communications systems -- such as the Internet, e-mail and Intranet -- e-mail accounts, messages and associated files created, sent received, or stored on NRC IT resources; and

(iv)

the requirement to follow security procedures at all times and not to do anything that may compromise the integrity of NRC facilities or NRC IT Resources, with NRC reserving the right to modify or terminate the access privileges of the Collaborator’s personnel at any time;

(c)	all confidentiality obligations under this Agreement.

NRC shall provide the other Party with access to all relevant legislation, regulations, policies and procedures as well as notice of any changes, and shall provide security, health and safety training to the Collaborator’s personnel as soon as possible following permitted access to NRC facilities.

GC-16

DISPUTE RESOLUTION: Disputes concerning this Agreement shall not be litigated. All disputes arising in connection with this Agreement which cannot be resolved through negotiations to the mutual satisfaction of both Parties within thirty (30) days, or such longer period as may be mutually agreed upon, may be submitted by either Party to arbitration in accordance with the Commercial Arbitration Act of Canada, R.S.C., 1985, c. 17 (2nd Supp.), as amended, and shall be subject to the following:

(a)	The Party requesting such arbitration shall do so by written notice to the other Party.

(b)

The arbitration shall take place in Ottawa, Ontario before a single arbitrator to be chosen jointly by the Parties. Failing agreement of the Parties on a single arbitrator within thirty (30) days of such notice requesting arbitration, either party may apply to a judge of a court having jurisdiction in Ottawa, Ontario for the appointment of a single arbitrator.

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Canada	Canada	Research Agreement

(c)

Each Party shall pay its own costs and an equal share of all of the costs of the arbitration and the fees of the arbitrator, except for the exceptional circumstance in which an arbitral award may require the payment of all costs by a Party who has brought a plainly frivolous dispute.

(d)

The arbitrator shall issue a written decision as soon as practicable after the conclusion of the final hearing, but in any event no later than sixty (60) days thereafter, unless that time period is extended for a fixed period by the Arbitrator on written notice to each Party because of illness or other cause beyond the Arbitrator’s control. The decision shall be rendered in such form that judgment may be entered thereon in any court having jurisdiction.

(e)	The decision shall be final and binding on the Parties in accordance with the Commercial Arbitration Act of Canada.

Neither Party may request arbitration in respect of a breach of this Agreement after the fourth anniversary of the day on which the requesting Party first discovered that breach, unless the other Party has agreed in writing to extend the period.

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ANNEX PT: PAYMENT TERMS

PT-1

Except for an amount expressed in a PA that is due upon signature of the PA, all amounts set out in a PA shall be due as invoiced by NRC, which invoice shall provide for payment due 30 days from the date the invoice is issued. An amount expressed in a PA to be due upon signature of the PA is due immediately upon execution of the PA by both Parties.

PT-2	NRC may suspend its performance of any obligations under this Agreement until the specified prepayment or payment is received, and for as long as any payments are in arrears.

PT-3	If a surplus of prepayment remains as a result of premature termination of a PA, it will be refunded.

PT-4

A Party shall notify the other Party, and explain, if it appears at any time that costs expressed as estimates will be exceeded by more than 10%. The Parties shall then negotiate a further agreement on costs or payments, and either Party may suspend the performance of any obligations, other than accrued obligations to pay, until a further agreement is reached.

PT-5	Payments must be made to: “Receiver General - National Research Council of Canada" and addressed to:

Accounts Receivable
National Research Council of Canada
1200 Montreal Road
Ottawa, Ontario, K1A 0R6, Canada

PT-6	Where an instrument tendered in payment or settlement of an amount due to NRC is, for any reason, dishonoured, an administrative charge of $25 is payable to NRC and is due as invoiced.

PT-7

Interest is payable on all overdue amounts. Interest on overdue amounts is calculated and compounded monthly at the average bank rate plus 3% and accrues during the period beginning on the due date and ending on the day before the day on which payment is received by NRC. For purposes of this paragraph “bank rate” means the rate of interest established periodically by the Bank of Canada as the minimum rate at which the Bank of Canada makes short term advances to members of the Canadian Payments Association, and “average bank rate” means the weighted arithmetic average of the bank rates that are established during the month before the month in respect of which interest is being calculated.

(Rate information may be found at http://www.bankofcanada.ca/rates/exchange/exchange-rates-in-pdf/ . This site provides information on the rate used by departments of the Government of Canada to calculate the interest on overdue accounts payable and is the same rate used by NRC to charge interest on overdue accounts receivable under the Interest and Administrative Charges Regulations, SOR/96-188. This web site address, and the information set out there, is provided here for convenience. In case of rate discrepancy, the rates quoted by the Bank of Canada shall prevail.)

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ANNEX IU: INTELLECTUAL PROPERTY

IU-8

NATURE OF THE PROJECT: By the nature of the Collaboration, Arising Intellectual Property that may arise is difficult to predict, and the Parties consider it desirable to defer settling the terms on which it will be available until the Arising Intellectual Property is known.

IU-9	DEFINITIONS OF FIXED TERMS:

2.1

"Arising Intellectual Property" or “Arising IP” is Intellectual Property that is developed in the Collaboration and that is disclosed in the Deliverables of the individual PA. The possessive adjective “NRC’s” or “Collaborator’s” indicates ownership or control by a Party.

2.2

"Commercially Exploit" is to use, reproduce and modify Arising IP, and to manufacture, use, import, and sell articles embodying or made by use of any Deliverables, and to provide services by use of any Deliverables.

2.3

“Confidential Background Information” means any confidential or proprietary information, either of a business or technical nature, other than Arising IP, disclosed by one Party to the other Party pursuant to this Agreement.

2.4

"Deliverables" are the tangible outcomes of the Collaboration, such as reports, physical models, samples, data records, drawings, and machine-readable software, that are specifically mentioned in the individual PA Statement of Work and Deliverables as being deliverable.

2.5

“Intellectual Property” or “IP” is all rights in inventions (whether patentable or not), patents, copyright material, trade secrets, confidential information and bacterial, viral, plant, human, or animal material that has new genetic or other characteristics first produced by a Party.

2.6	“Background Intellectual Property” or “Background IP” means any Intellectual Property existing prior to the commencement of this Agreement and/or developed outside the scope of the Collaboration.

IU-3

ARISING INTELLECTUAL PROPERTY: The Parties represent that, by law or contract, they will own any Arising IP created by their employees, contractors, agents or students. A Party who is the sole owner of Arising IP is responsible for patenting and licensing its Arising IP, but is not obliged by this Agreement to patent its Arising IP. However, a Party who is unwilling to patent its Arising IP shall diligently do so if the other Party undertakes to pay all expenses incurred in obtaining and maintaining the patent.

IU-4

JOINTLY CREATED ARISING IP: In the case of Arising IP that was created by employees of both Parties, the Collaborator hereby assigns its entire rights in that Arising IP to NRC and agrees to execute and deliver any further documents and to give any further assurances that NRC may request. It will then be regarded as NRC’s Arising IP and that Arising IP shall be treated as NRC’s Arising IP for all purposes under this Agreement.

IU-5

SHARING INFORMATION: The Parties shall keep each other promptly informed of Arising IP. Each Party shall give the other, for information only, a copy of any patent application for Arising IP immediately upon filing the application, and a copy of related correspondence with a patent office if requested, and the information contained in such documents and correspondence will be maintained in confidence.

IU-6	LICENCE OF NRC’S ARISING IP: NRC, upon request by the Collaborator no later than (6) six months after the end of the applicable PA, agrees:

(a)

For any Arising IP that could not be Commercially Exploited without use of the Collaborator’s Background IP, to grant to Collaborator a sole, worldwide, perpetual license (with the right to sublicense) of the Arising IP to use, modify, adapt, and make derivative works for any purpose and to permit others to do any of the foregoing.

(b)	For all other Arising IP, to undertake to negotiate with the Collaborator in good faith to settle the terms of a sole licence which will allow the Collaborator to Commercially Exploit the Arising IP.

(c)

In addition, subject to confidentiality requirements, NRC hereby licenses the Collaborator under Crown copyright, free and without time limit, to use and reproduce all documents that are deliverable under the individual PA.

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IU-7

LICENCE OF COLLABORATOR’S ARISING IP: Collaborator hereby grants to NRC a fully prepaid and royalty- free licence for all Collaborator’s Arising IP, solely for research purposes within NRC, for performing work under the Collaboration and for providing services to third parties while maintaining confidentiality as required under this Agreement. In addition, Collaborator, at NRC’s request, shall negotiate with NRC in good faith to settle the terms of a licence on terms financially and otherwise acceptable to the Collaborator, which will allow NRC to Commercially Exploit Collaborator’s Arising IP and to sub-licence third parties to Commercially Exploit Collaborator’s Arising IP only with the understanding that such exploitation or sub-licensing shall not compete against Collaborator’s commercial interests in the fields of cannabinoids, nicotine, non-steroidal anti-inflammatory drugs and vitamins. If the Parties cannot agree on such licence terms, the other Party agrees that it will not grant a licence to any third party under terms more favourable than those offered to NRC. Before entering into a licence, Collaborator shall promptly notify NRC of the proposed terms, and NRC shall have a right of first refusal to take a licence under such terms, which right must be exercised within 30 days of receipt of the proposed terms by NRC.

IU-8

BACKGROUND TECHNOLOGY: If, in order to perform work in the course of the Collaboration, a Party needs another Party’s Background IP, a licence for that limited purpose is granted by this Agreement and terminates at the end of the applicable PA. Upon completion of the applicable PA, if the use of a Party’s Background IP is required by the other Party to Commercially Exploit the Arising IP, a separate license for its use must be negotiated.

IU-9

CONFIDENTIAL BACKGROUND INFORMATION RESTRICTIONS: Unless otherwise stipulated in a separate agreement, the following provisions apply to Confidential Background Information that is in electronic, written, graphic or other tangible form, including a physical object, that is clearly marked “Proprietary” or “Confidential” or with an equivalent legend, or that is oral information provided that at the time of disclosure the disclosing Party clearly identifies the confidential nature of such information and confirms such confidential nature by transmitting the information, in a written version that is marked as above, to the receiving Party within 20 days of disclosure. The receiving Party agrees not to disclose any Confidential Background Information, including to any director, officer or employee of the receiving Party unless that individual needs the information to perform work in the course of the Collaboration and is legally bound to keep confidences. In protecting Confidential Background Information, the receiving Party must use at least the same degree of care as it uses to protect its own information of a similar nature, but not less than a reasonable degree of care. Unless specifically licensed, Confidential Background Information may only be used by the receiving Party to perform work in the course of a Project. These obligations of confidentiality and protection will initially apply to Confidential Background Information in the form of oral information but will cease to apply if the information is not provided in a written version within twenty (20) days of disclosure. Notwithstanding the foregoing, the receiving Party may disclose the particulars of this Agreement and its associated PA’s to others of its officers and employees for internal administrative and business purposes, to the extent that such disclosure does not result in a public release of such information.

IU-10

END OF CONFIDENTIAL BACKGROUND INFORMATION RESTRICTIONS: Unless otherwise stipulated in a separate agreement, all obligations of confidentiality and restrictions on the use of Confidential Background Information in this Agreement cease to apply five (5) years after the expiration of this Agreement and such obligations and restrictions do not apply to information that can be proved to be:

(a)	independently developed by the receiving Party without reference to or use of the confidential information of the other Party;

(b)	received from a third party without breach of any obligation of confidentiality;

(c)	in the public domain at the time of its disclosure or that later enters the public domain without breach of this Agreement; or

(d)

required to be disclosed by law, including, in the case of NRC, the Access to Information Act, provided that the receiving Party first provides the other Party with notice of such requirements and of its intent to disclose the information.

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IU-11

CONFIDENTIALITY AND USE OF ARISING IP: All Arising IP will be maintained in confidence and protected by both Parties with at least the same degree of care as they use to protect their own confidential information, but not less than a reasonable degree of care. Arising IP shall not be disclosed except:

(a)	as required for a patent application or for a license to a third party including disclosure to prospective licensees;

(b)	if the Arising IP has entered the public domain without breach of this Agreement;

(c)

as required to be disclosed by law, including, in the case of NRC, the Access to Information Act, provided that the receiving Party first provides the other Party with notice of such requirements and of its intent to disclose information; or

(d)	as otherwise agreed to by the Parties.

IU-12

PUBLICITY: A Party may publicize the results of the Collaboration, to the extent permitted by confidentiality, and in so doing will acknowledge each Party's contribution. No Party will publicly suggest that the other Party endorses or recommends any product or process or results of the Collaboration.

IU-13

NO IMPLIED WARRANTIES: NRC’s Arising IP is supplied and licensed on a “as is” basis, and there are no representations, warranties or conditions, express or implied by statute, including without limitation any with respect to:

(a)	market readiness, merchantability, or fitness for any use or purpose;

(b)	operational state, character, quality, or freedom from defects;

(c)	validity of patents;

(d)	non-infringement of rights of third parties under present or future patents.

IU-14

NO CONTESTATION OF VALIDITY: The Parties acknowledge the validity of the patents and copyright, if any licensed hereunder and agrees not to contest such validity, either directly or indirectly by assisting other parties.

IU-15

INDEMNITY: NRC rejects all liability and responsibility relating to the consequences of Collaborator using NRC’s Arising IP. Collaborator shall indemnify and save harmless NRC, its employees and agents from and against, and be responsible for:

(a)

all claims, demands, losses, damages, costs including solicitor and client costs, actions, suits or proceedings brought by any third party, that are in any manner based upon, arising out of, related to, occasioned by, or attributable to:

(i)

the use by Collaborator of NRC’s Arising IP including without limitation, the manufacturing, distribution, shipment, offering for sale, sale, or use of products and services derived from NRC’s Arising IP; and

(ii)	product liability and infringement of Intellectual Property rights other than copyright, if any, licensed hereunder.

(b)	other costs, including extra-judicial costs, of NRC defending such any action or proceeding, which NRC shall have the right to defend with counsel of its choice.

This clause shall survive expiration or termination of this Agreement.

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ANNEX PO: PROJECT OBJECTIVES AND OVERVIEW

Background
One strategy to increase the bioavailability of hydrophobic molecules is to use fatty acids as solubility and encapsulation agents. Long chain-alkyl groups of fatty acids interact with the target molecule, leaving the hydrophilic carboxylic acid end of the fat molecule to interact with aqueous media. Collaborator is a Canadian (BC) company focused on a proprietary technology for producing formulations and compositions infused with lipophilic active agents (LAAs) and bioavailability enhancing agents (BEAs). Products formulated through this process are believed to confer advantages beyond increased bioavailability, such as taste-masking properties. Potential LAAs include a diverse range of specialty and functional ingredients, such as cannabinoids, nicotine, non-steroidal anti-inflammatory drugs and vitamins. Potential BEAs include any edible oil (e.g. sunflower oil), fat or material (e.g. non-fat dry milk) capable of forming a protective colloid with an LAA. Collaborator is currently most active in the delivery of hemp oil compounds in food and beverage compositions under the Lexaria Energy and ViPova brands, but has formed development agreements with other industry and commercialization partners to explore other applications for their patented processes in nutrition and health and wellness markets. A better understanding of the chemical nature of the LAAs in the presence of BEAs would provide valuable insight into process improvements and new product applications.

Collaboration Overview
NRC and Collaborator have common interests in the development of specialty and functional ingredients for differentiated consumer markets involving functional food, nutrition, and health and wellness applications. Both parties share expertise in fatty acid chemistry, product formulation and functional ingredient characterization, most notably cannabinoids and related active ingredients. This common interest creates a foundation for a strategic R&D relationship with the broad objectives of:

1.

To develop specific Projects to explore solutions for the technical challenges surrounding commercialization of LAA- BEA formulations, both those common to the industry as a whole and those specific to Collaborator’s proprietary processes.

2.	To improve expertise and capacity in the area of ingredient formulation for improved product function, most notably cannabinoids and related high value bioactives.

3.	To identify and explore innovative new technologies and applications of mutual interest to NRC and Collaborator.

Timeline
The Collaboration will encompass 18 months beginning in January 2017.

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National Research Council	Conseil national de recherches	Master Collaborative
Canada	Canada	Research Agreement

APPENDIX 1

PROJECT ANNEX (“PA”) # ___

BETWEEN:	NATIONAL RESEARCH COUNCIL OF CANADA
whose head office address is:

1200 Montreal Road
Ottawa, ON K1A 0R6	(called “NRC”)

AND:	LEXARIA CANPHARM CORP.
whose address is:

156 Valleyview Road
Kelowna, BC V1X 3M4	(called the “Collaborator”)

1.	This PA is subject to the terms of the Master Collaborative Research Agreement (“Agreement”) between the Parties with an effective date of.

2.	This PA concerns the following Project: ___________________________________________________________________________________________________________________________________________________

3.	The Parties shall contribute to the Project by the performance of work as described in the attached "Statement of Work and Deliverables”.

4.	The total price of the Project is estimated to be $ , which includes the following contributions from NRC and the Collaborator:

4.1	NRC shall make a co-investment in the Project by performing, at its own cost, work as described in the Statement of Work and Deliverables at an estimated value of $ ________________.

4.2	The Customer shall pay to NRC in cash the sum of $ _____________, in accordance with Schedule of Payments outlined in clause 4.4. In addition the Customer shall pay all applicable taxes.*

4.3	The Collaborator shall make a co-investment in the Project by performing, at its own cost, work as described in the Statement of Work and Deliverables at an estimated value of $ ________________.

4.4	NRC will invoice the Collaborator for PA # ______ as follows:

SCHEDULE OF PAYMENTS	AMOUNT DUE (CAD) Plus applicable taxes*
1. Invoice to be issued	$______
2. Invoice to be issued	$______
3. Invoice to be issued	$______
4. Invoice to be issued	$______

5.	This PA shall become effective on ____________________________________ and expires on ____________________________________. If the Deliverables are not completed by the expiration date, the Parties shall negotiate an extension to this PA prior to its expiry. Such extension shall be in writing and shall be signed by the authorized representatives of each Party.

________________________________

*	Sales Tax (GST or similar) : NRC registration number 121 491 807
Quebec Sales Tax : NRC registration number 1006 178 088

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National Research Council	Conseil national de recherches	Master Collaborative
Canada	Canada	Research Agreement

6.	Any rights and obligations under the Agreement or this PA which are intended to survive expiration or termination of a PA shall survive such expiration or termination.

7.	In the event of any conflict between the Agreement and this PA, the Agreement shall take precedence.

IN WITNESS WHEREOF, the Parties have signed this PA in duplicate copies.

NATIONAL RESEARCH COUNCIL OF CANADA	LEXARIA CANPHARM CORP.

By: _____________________________________________________	By: _____________________________________________________

Name: ___________________________________________________	Name: ___________________________________________________

Title: ____________________________________________________	Title: ____________________________________________________

Date: ____________________________________________________	Date: ____________________________________________________

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National Research Council	Conseil national de recherches	Master Collaborative
Canada	Canada	Research Agreement

APPENDIX 2

STATEMENT OF WORK AND DELIVERABLES

Project Annex (PA) #:

Objective of the Project

Work Plan Description

Materials, Equipment and Facilities Information

Deliverables

Project Estimated Budget

Project Plan and Schedule

Project Risks / Conditions

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